Exhibit 99.1

Mr. Cooper Group Reports Fourth Quarter 2019 Financial Results

  Reported $461 million net income or $4.95 per diluted share, including $285 million recovery of valuation allowance and positive $102 million mark-to-market
  Strong pretax operating income of $125 million, equivalent to a 21.1% after-tax ROTCE
  Generated Originations pretax income of $138 million on record funded volume of $12.6 billion
  Servicing UPB portfolio remained stable, ending the quarter at $643 billion
  Xome reported pretax income of $9 million and pretax operating income of $14 million
  Tangible book value per diluted share increased from $16.88 to $22.00
  Subsequent to quarter end, called $100 million of senior notes, issued $600 million in senior notes maturing 2027 with coupon of 6.0%, and redeemed senior notes maturing 2021 and 2022

DALLAS--(BUSINESS WIRE)--February 25, 2020--Mr. Cooper Group Inc. (NASDAQ: COOP) (the “Company”), which principally operates under the Mr. Cooper® and Xome® brands, reported a fourth quarter net income of $461 million or $4.95 per diluted share. Net income included $285 million recovery of deferred tax asset (“DTA”) reserve and positive $102 million in mark-to-market. Excluding the mark-to-market and other items, the Company reported pretax operating income of $125 million. Items excluded from operating income were $102 million in mark-to-market, net of the add back of $31 million in fair value amortization that is included in the full mark-to-market, $6 million in severance charges related to corporate actions, and $12 million of intangible amortization.

Chairman and CEO Jay Bray commented, “This was a strong operating quarter with solid results in Originations and Xome and a stable quarter in servicing, capping a year of tremendous progress for the organization. We successfully delivered on our commitments to integrate recent acquisitions and improve profitability.”

Chris Marshall, vice chairman and CFO, added, “In addition to delivering strong operating performance, we made progress in our balance sheet strategy by deleveraging and building liquidity, which is key to sustaining return on equity and growth over the long term.”

Servicing

The Servicing segment is focused on providing a best-in-class home loan experience for our 3.8 million customers while simultaneously strengthening asset performance for investors. In the fourth quarter, Servicing recorded pretax income of $189 million. The total servicing portfolio remained stable, ending the quarter at $643 billion UPB. Servicing earned pretax operating income excluding the full mark of $87 million, equivalent to a servicing margin of 5.5 bps. At quarter end, the carrying value of the MSR was $3,502 million, of which $3,496 million was at fair value equivalent to 118 bps of MSR UPB and original cost basis of 86 bps.

	Quarter Ended
($ in millions)	Q3'19		Q4'19
	$	BPS	$	BPS
Operational revenue	$319	20.0	$316	20.1
Amortization, net of accretion	(73)	(4.6)	(84)	(5.3)
Mark-to-market	(83)	(5.2)	102	6.4
Total revenues	163	10.2	334	21.2
Total expenses	(171)	(10.7)	(135)	(8.6)
Total other income (expenses), net	17	1.1	(10)	(0.6)
Income before taxes	9	0.6	189	12.0
Mark-to-market	83	5.2	(102)	(6.5)
Pretax operating income excluding mark-to-market	$92	5.8	$87	5.5

	Quarter Ended
	Q3'19		Q4'19
Ending UPB ($B)	$641		$643
Average UPB ($B)	$637		$630
60+ day delinquency rate at period end	2.2%		2.0%
Annualized CPR	17.5%		19.1%
Modifications and workouts	8,792		9,873

Originations

The Originations segment focuses on creating servicing assets at attractive margins through existing customer relationships, correspondent, and wholesale originations. Originations earned pretax income of $138 million.

Mr. Cooper funded 51,508 loans in the fourth quarter, totaling approximately $12.6 billion UPB comprised of $5.8 billion in direct-to-consumer, $6.2 billion in correspondent, and $0.6 billion in wholesale. Funded volume increased 5% quarter-over-quarter.

	Quarter Ended
($ in millions)	Q3'19	Q4'19

Income before taxes	$178	$138

	Quarter Ended
($ in millions)	Q3'19	Q4'19
Total pull through adjusted volume	$12,699	$12,537
Funded volume	$11,911	$12,559
Refinance recapture percentage	38%	39%
Recapture percentage	25%	29%
Purchase volume as a percentage of funded volume	39%	32%

Xome

Xome provides real estate solutions including property disposition, asset management, title, close, valuation, and field services for Mr. Cooper and third-party clients. The Xome segment recorded pretax income of $9 million and pretax operating income of $14 million in the fourth quarter, which excluded severance charges, and intangible amortization.

	Quarter Ended
($ in millions)	Q3'19	Q4'19
Income before taxes	$14	$9
Accounting items / other	(4)	3
Intangible amortization	3	2
Pretax operating income excluding intangible amortization and accounting items	$13	$14
	Quarter Ended
	Q3'19	Q4'19
Exchange properties sold	2,453	2,332
Average Exchange properties under management	6,688	11,917
Services completed orders	429,128	403,779
Percentage of revenue earned from third-party customers	53%	51%

Conference Call Webcast and Investor Presentation

The Company will host a conference call on February 25, 2020 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing 855-874-2685, or 720-634-2923 internationally. Please use the participant passcode 2299433 to access the conference call. A simultaneous audio webcast of the conference call will be available in the Investor section of www.mrcoopergroup.com. A replay will also be available approximately two hours after the conclusion of the conference call by dialing 855-859-2056, or 404-537-3406 internationally. Please use the passcode 2299433 to access the replay. The replay will be accessible through March 11, 2020 at 1:00 P.M. Eastern Time.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted operating financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These notable items are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance. Pretax operating income (loss) in the servicing segment eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Pretax operating income (loss) in each segment also eliminates, as applicable, transition and integration costs, gains (losses) on sales of fixed assets, certain settlement costs that are not considered normal operational matters, intangible amortization, and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company’s core operating performance.

Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements, including statements regarding the results of deleveraging. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. Certain of these risks and uncertainties are described in the “Risk Factors” section of Mr. Cooper Group’s most recent annual reports and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Mr. Cooper undertakes no obligation to publicly update or revise any forward-looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

MR. COOPER GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions of dollars, except for earnings per share data)

	Three Months Ended September 30, 2019	Three Months Ended December 31, 2019
Revenues:
Service related, net, excluding mark-to-market	$341	$328
Mark-to-market	(83)	102
Net gain on mortgage loans held for sale	360	310
Total revenues	618	740
Total expenses	478	438
Other income (expense):
Interest income	163	146
Interest expense	(196)	(207)
Other expense, net	—	(1)
Total other income (expenses), net	(33)	(62)
Income before income tax expense (benefit)	107	240
Income tax expense (benefit)	24	(221)
Net income	83	461
Net loss attributable to non-controlling interest	(1)	(2)
Net income attributable to Mr. Cooper Group	84	463
Undistributed earnings attributable to participating stockholders	1	4
Net income attributable to common stockholders	$83	$459

Net income per share attributable to common stockholders:
Basic	$0.91	$5.03
Diluted	$0.90	$4.95
Weighted average shares of common stock outstanding (in thousands):
Basic	91,080	91,105
Diluted	92,036	92,599

MR. COOPER GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(millions of dollars)

	September 30, 2019	December 31, 2019
Assets
Cash and cash equivalents	$371	$329
Restricted cash	271	283
Mortgage servicing rights	3,346	3,502
Advances and other receivables, net	967	988
Reverse mortgage interests, net	6,662	6,279
Mortgage loans held for sale at fair value	4,267	4,077
Property and equipment, net	113	112
Deferred tax asset, net	1,032	1,345
Other assets	1,449	1,390
Total assets	$18,478	$18,305

Liabilities and Stockholders’ Equity
Unsecured senior notes, net	$2,464	$2,366
Advance facilities, net	513	422
Warehouse facilities, net	4,802	4,575
Payables and other liabilities	2,002	2,016
MSR related liabilities - nonrecourse at fair value	1,328	1,348
Mortgage servicing liabilities	69	61
Other nonrecourse debt, net	5,533	5,286
Total liabilities	16,711	16,074
Total stockholders’ equity	1,767	2,231
Total liabilities and stockholders’ equity	$18,478	$18,305

UNAUDITED SEGMENT STATEMENT OF
OPERATIONS & EARNINGS RECONCILIATION
(millions of dollars, except for earnings per share data)

	Three Months Ended September 30, 2019
	Servicing	Originations	Xome	Corporate/ Other	Elimination	Consolidated

Service related, net	$126	$22	$112	$—	$(2)	$258
Net gain on mortgage loans held for sale	37	312	—	11	—	360
Total revenues	163	334	112	11	(2)	618
Total expenses	171	155	101	53	(2)	478
Other income (expense):
Interest income	137	24	—	2	—	163
Interest expense	(120)	(24)	—	(52)	—	(196)
Other income (expense), net	—	(1)	3	(2)	—	—
Total other income (expense), net	17	(1)	3	(52)	—	(33)
Pretax income (loss)	$9	$178	$14	$(94)	$—	$107
Income tax expense						24
Net income						$83
Net loss attributable to noncontrolling interests						(1)
Net income attributable to Mr. Cooper Group						$84
Undistributed earnings attributable to participating stockholders						1
Net income attributable to common stockholders						$83
Net income per share
Basic						$0.91
Diluted						$0.90

Non-GAAP Reconciliation:
Pretax income (loss)	$9	$178	$14	$(94)	$—	$107
Mark-to-market	83	—	—	—	—	83
Accounting items / other	—	—	(4)	5	—	1
Intangible amortization	—	—	3	9	—	12
Pretax income (loss), net of notable items	$92	$178	$13	$(80)	$—	$203
Fair value amortization(1)	(32)	—	—	—	—	(32)
Pretax operating income (loss)	$60	$178	$13	$(80)	$—	$171
Income tax expense						(41)
Operating income						$130
ROTCE						34.5%
(1) Amount represents additional amortization required under the fair value amortization method over the cost amortization method.

UNAUDITED SEGMENT STATEMENT OF
OPERATIONS & EARNINGS RECONCILIATION
(millions of dollars, except for earnings per share data)
	Three Months Ended December 31, 2019
	Servicing	Originations	Xome	Corporate/ Other	Elimination	Consolidated

Service related, net	$300	$23	$106	$2	(1)	$430
Net gain on mortgage loans held for sale	34	276	—	—	—	310
Total revenues	334	299	106	2	(1)	740
Total expenses	135	164	97	43	(1)	438
Other income (expense):
Interest income	112	34	—	—	—	146
Interest expense	(126)	(31)	—	(50)	—	(207)
Other income (expense), net	4	—	—	(5)	—	(1)
Total other income (expense), net	(10)	3	—	(55)	—	(62)
Pretax income (loss)	$189	$138	$9	$(96)	$—	$240
Income tax benefit						(221)
Net income						$461
Net loss attributable to noncontrolling interests						(2)
Net income attributable to Mr. Cooper Group						$463
Undistributed earnings attributable to participating stockholders						4
Net income attributable to common stockholders						$459
Net income per share
Basic						$5.03
Diluted						$4.95

Non-GAAP Reconciliation:
Pretax income (loss)	189	138	9	(96)	—	$240
Mark-to-market	(102)	—	—	—	—	(102)
Accounting items / other	—	—	3	3	—	6
Intangible amortization	—	—	2	10	—	12
Pretax income (loss), net of notable items	$87	$138	$14	$(83)	$—	$156
Fair value amortization(1)	(31)	—	—	—	—	(31)
Pretax operating income (loss)	$56	$138	$14	$(83)	$—	$125
Income tax expense						(30)
Operating income						$95
ROTCE						21.1%
(1) Amount represents additional amortization required under the fair value amortization method over the cost amortization method.

UNAUDITED SEGMENT STATEMENT OF
OPERATIONS & EARNINGS RECONCILIATION
(millions of dollars, except for earnings per share data)

	Year Ended December 31, 2019
	Servicing	Originations	Xome	Corporate/ Other	Elimination	Consolidated

Service related, net	$408	$80	$422	$2	$(3)	$909
Net gain on mortgage loans held for sale	124	963	—	11	—	1,098
Total revenues	532	1,043	422	13	(3)	2,007
Total expenses	690	568	398	198	(3)	1,851
Other income (expense):
Interest income	500	98	—	7	—	605
Interest expense	(469)	(98)	—	(212)	—	(779)
Other income (expense), net	4	4	14	(7)	—	15
Total other income (expense), net	35	4	14	(212)	—	(159)
Pretax (loss) income	$(123)	$479	$38	$(397)	$—	$(3)
Income tax benefit						(273)
Net income						$270
Net loss attributable to noncontrolling interests						(4)
Net income attributable to Mr. Cooper Group						$274
Undistributed earnings attributable to participating stockholders						2
Net income attributable to common stockholders						$272
Net income per share
Basic						$2.99
Diluted						$2.95

Non-GAAP Reconciliation:
Pretax (loss) income	(123)	479	38	(397)	—	$(3)
Mark-to-market	505	—	—	—	—	505
Accounting items / other	(9)	—	(12)	8	—	(13)
Merger related costs	—	—	—	37	—	37
Intangible amortization	—	—	11	39	—	50
Pretax income (loss), net of notable items	$373	$479	$37	$(313)	$—	$576
Fair value amortization(1)	(114)	—	—	—	—	(114)
Pretax operating income (loss)	$259	$479	$37	$(313)	$—	$462
Income tax expense						(112)
Operating income						$350
ROTCE						21.7%
(1) Amount represents additional amortization required under the fair value amortization method over the cost amortization method.

Contacts

Investor Contact:
Kenneth Posner, SVP Strategic Planning and Investor Relations
(469) 426-3633
Shareholders@mrcooper.com

Media Contact:
Christen Reyenga, VP Corporate Communications
MediaRelations@mrcooper.com